Brookfield	Brookfield Asset Management Inc.	Tel (416)363-9491
	BCE Place, 181 Bay Street, Suite 300	Fax (416) 365-9642
	Toronto, Ontario M5J 2T3	www.brookfield.com
Canadian Interim Financial Statement Certification
FORM 52-109F2
CERTIFICATION OF INTERIM FILINGS
I, Brian D. Lawson, Chief Financial Officer of Brookfield Asset Management Inc., certify that:
1.	I have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings) of Brookfield Asset Management, (the issuer) for the six month period ended June 30, 2006;

2.	based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings;

3.	based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings; and

4.	the issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures, and we have designed such disclosure controls and procedures, or caused them to be designed under our supervision, to provide reasonable assurance that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the interim filings are being prepared.
Date: August 14, 2006

/s/ Brian D. Lawson
Brian D. Lawson
Chief Financial Officer